PARADIGM
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December 27, 1997

TO:  Suneel Rajpal

FROM:  Mike Gulett


If you are terminated by Paradigm involuntarily for any reason other than "cause", as defined below, you will receive 3 (three) months of base salary plus any earned commissions pro-rated payable when otherwise due according to Paradigm's standard payroll practices. You will also receive 3 (three) months of continued health insurance that you would have received had you remained an employee in good standing. Your stock options will continue to vest for six months.

This does not change the fact that your employment with Paradigm is "at will".




/s/Mike Gulett
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Mike Gulett



Understood and agreed to:


/s/Suneel Rajpal
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Suneel Rajpal




For "Cause," is defined as Employee's gross misconduct, dishonesty, willful breach of duty, neglect of duty, breach of any non confidentiality agreement, or such other event as may be described in the Corporation's personnel policy manual as providing a basis for termination for cause, in which event Paradigm may elect to terminate Employee immediately without notice.